Exhibit 99.1

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Announces $3.4 Million in New

Commercial Enterprise Awards

Third Quarter 2014 Revenue Anticipated to be in the Range of $14.3 to $14.7 Million

McLean, Virginia, October 15, 2014—WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, announced today it received new MMS themed contract awards totaling approximately $3.4 million during the recently completed third quarter ended September 30, 2014, specifically from commercial and enterprise clients. As previously mentioned in its second quarter earnings conference call, management anticipates continued revenue growth for the Company and that revenue for the third quarter should be in the range of $14.3 to $14.7 Million.

Third Quarter Commercial Enterprise Award Highlights:

1.	Gained a new European telecom and railroad client
2.	Added new holding company client with 15 diverse subsidiaries
3.	Added over $300K, net, in new software licenses at our Soft-x Subsidiary.
4.	Expanded sales to a major defense electronics company in support of machine-to-machine (M2M) credentials
5.	Expanding relationship with major U.S. telecom service provider
6.	Expanded consulting support to a major international pharmaceutical company
7.	Added approximately 11 new Managed Mobility clients
8.	Continued to work with 3 OEM device manufacturers on Cert-on-Device opportunity

John Atkinson, chief sales & marketing officer, stated, “We are pleased with the progress we are making as we broaden our sales and marketing efforts into the commercial and enterprise marketplace, both domestically and abroad. We believe that our recent successes should continue to build upon themselves as our pipeline of opportunities continues to expand.” Atkinson further added, “As we expand our product and service offerings with ’Cert-on-Device’ through our new channels, we expect this to bring new clients onboard for our combined managed mobility services. We are excited about the opportunities ahead for the company.”

“The combination of recent commercial wins and our earlier-announced new federal awards and expanding pipeline continue to drive revenue growth for the Company. We are witnessing this continuation of growth today, as well as in our recently completed third quarter ended September 30, 2014, stated Steve Komar, CEO of WidePoint.

About WidePoint

WidePoint (NYSE Mkt: WYY) is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) anticipated revenues for the third quarter ended September 30, 2014; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

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